10.3	FINAL DEFINITIVE AGREEMENT

AGREEMENT AND PLAN OF MERGER dated as of this  3rd day of December, 2010, and effective as of December 10, 2010 (the "Agreement") among Exergetic Energy, Inc. , a Michigan corporation ("Exergetic Energy"), SPECIALIZED SERVICES, INC., a Michigan corporation ("SSI") and the individual shareholders of SSI listed in Exhibit A hereof (collectively the "Shareholders").

Whereas, EXERGETIC ENERGY wishes to acquire and the Shareholders wish to transfer said the shares listed in Exhibit A, in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Now, therefore, Exergetic Energy, SSI and the Shareholders adopt this agreement and plan of merger and agree as follows:

1. PURCHASE OF STOCK

The Shareholders are the legal and beneficial owner of 360,600 shares (the “Shareholders Shares”) representing (76%) in the capital stock of Specialized Services Incorporated (the “Corporation”);

(1) Exergetic Energy will make payments to SSI’s accountant to bring the Corporation’s filing up to date.  The purchase premium ($21,000) will be paid to the Shareholders within ninety days of closing.

(2) The purchase has been exercised by the Exergetic Energy, Inc. in whole as of the time from the completion of  SEC filings to make SSI current under SEC regulations and the date hereof. A Promissory Note for the remaining balance has been issued and incorporated in accordance with the terms in the Promissory Note hereto attached.

(3) Pre-Transfer Accounting and Corporate Organization.  Prior to share transfer, the business developed independently of the Joint Venture by SSI and all non-energy business shall be transferred into an independent division retained by Shareholders after the transfer.   The Shareholders has the right to structure and require that the Exergetic facilitate a public offering of Shareholders operating division through a stock dividend transaction.

1.1.
NUMBER OF SHARES. EXERGETIC agrees to issue to SSI at the Closing (defined below) the 360,600 shares of common stock of EXERGETIC ENERGY, $.0001 par value per share (the "Shareholder Shares"), shown in Exhibit A and  EXERGETIC ENERGY will be issued an aggregate of 1,750,000 shares of voting common stock of SSI, $.0001 par value per share ("SSI Shares"), which shall equal (79%) percent of the total number of SSI Shares to be issued and outstanding following this Agreement and transaction expenses for an aggregate Purchase Price of $185,250.

Of the 1,750,000 shares 750,000 will be held with the Transfer Agent until payment of the Promissory Note in the amount of $143,500 upon and subject to the following terms and conditions:

1.2. EXCHANGE OF CERTIFICATES. Each Shareholder owning shares of common stock SSI shall surrender such certificate(s) for cancellation to EXERGETIC ENERGY, and shall receive in aggregate the same number of newly issued shares of EXERGETIC ENERGY the successor reporting company. The exchange of SSI Shares by the Shareholders to EXERGETIC ENERGY shares shall be effected by the delivery to EXERGETIC ENERGY at the Closing of certificates representing the SSI Shares.

1.3. FRACTIONAL SHARES. Intentionally left blank.

1.4. FURTHER ASSURANCES. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as EXERGETIC ENERGY may request in order more effectively to sell, transfer, and assign the transferred stock to EXERGETIC ENERGY and to confirm EXERGETIC ENERGY's title thereto.

2. RATIO OF EXCHANGE.
Intentionally left Blank.

3. CLOSING.
3.1. TIME AND PLACE. The Closing contemplated herein shall be held as soon as possible at the offices of Exergetic Energy unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by the written agreement of the parties.

3.2. FORM OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

4. Intentionally left blank.

5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
The Shareholders, individually and separately, represent and warrant as follows:

5.1. TITLE TO SHARES. The Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of the number of SSI Shares which are listed in the attached schedule A and which they have contracted to exchange.

5.2. LITIGATION. There is no litigation or proceeding pending, or to any Shareholder's knowledge threatened, against or relating to the SSI Shares held by the Shareholders.

6. REPRESENTATIONS AND WARRANTIES OF SSI.
SSI represents and warrants that:

6.1. CORPORATE ORGANIZATION AND GOOD STANDING. SSI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

6.2. REPORTING COMPANY STATUS. SSI has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form 10-SB which became effective on March 27, 2001 pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and is a reporting company pursuant to Section12(g) thereunder.

6.3. CAPITALIZATION. The authorized capital stock of SSI consists of 100,000,000 shares of Common Stock, $.0001 par value per share and 10,000,000 shares of preferred stock ("SSI Shares"), of which 473,341 SSI Common Shares are issued and outstanding and 360,600 are owned of record and beneficially by the Shareholders listed on Exhibit A hereto.

6.5. ISSUED STOCK. All the outstanding SSI Shares are duly authorized and validly issued, fully paid and non-assessable.

6.6. STOCK RIGHTS. Except as set out by schedule attached hereto, there are no stock grants, options, rights, warrants or other rights to purchase or obtain SSI Shares or any preferred stock issued or committed to be issued. The parties agree that no options have been granted under any Stock Option Plan nor will any be granted without the prior agreement of the parties hereto.

6.7. CORPORATE AUTHORITY. SSI has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

6.8. AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by SSI’s board of directors.

6.9. SUBSIDIARIES. SSI has no subsidiaries except the one to be newly formed per this agreement.

6.10. FINANCIAL STATEMENTS. The financial statements of SSI dated as of September 30, 2010, which are part of the Form 10-QSB quarterly report of SSI for its period ended September 30, 2010, which report has been filed with the SEC on December 7, 2010 (the "SSI Financial Statements"), fairly present the financial condition of SSI as of the date therein in conformity with generally accepted accounting principles consistently applied.

6.11. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the SSI Financial Statements, SSI did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

6.12. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of SSI since the date of the SSI Financial Statements.

6.13. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of SSI, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against SSI..

6.14. CONTRACTS. Except as set out by attached schedule, SSI is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement.

6.15. TITLE. Except as set out by attached schedule, SSI has good and marketable title to all the real property and good and valid title to all other property included in the SSI Financial Statements. Except as set out in the balance sheet thereof, the properties of SSI are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of SSI.

6.16. NO VIOLATION. The Closing will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of SSI is subject or by which SSI is bound.

7. REPRESENTATIONS AND WARRANTIES OF EXERGETIC ENERGY.
Exergetic Energy represents and warrants that:

7.1. CORPORATE ORGANIZATION AND GOOD STANDING. Exergetic Energy is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

7.2. CAPITALIZATION. Exergetic Energy's authorized capital stock consists of 25,000,000 shares of Common Stock, $.0001 par value per share (“Exergetic Energy Shares”), of which 10,000,000 Exergetic Energy Shares have been issued and are outstanding.

7.3. ISSUED STOCK. All the outstanding Exergetic Energy Shares are duly authorized and validly issued, fully paid and non-assessable.

7.4. STOCK RIGHTS. Except as set out by attached schedule, there is no stock grants, options, rights, warrants or other rights to purchase or obtain Exergetic Energy Shares nor are any Exergetic Energy Shares committed to be issued except under this Agreement.

7.5. CORPORATE AUTHORITY. Exergetic Energy has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

7.6. AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by Exergetic Energy's board of directors.

7.7. SUBSIDIARIES. Exergetic Energy has no wholly owned active and/or inactive subsidiaries, except as disclosed to Exergetic Energy and Shareholders in writing.

7.8. FINANCIAL STATEMENTS. Exergetic Energy's financial statements dated as of September 30, 2010, copies of which will have been delivered by Exergetic Energy to SSI prior to the Closing Date, shall be audited by independent public accountants according the requirements of Regulation S-X promulgated by the SEC, and shall fairly present the financial condition of Exergetic Energy as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied (the "Exergetic Energy Financial Statements").

7.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Exergetic Energy Financial Statements, Exergetic Energy did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

7.10. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of Exergetic Energy since the date of the Exergetic Energy Financial Statements.

7.11. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of Exergetic Energy, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Exergetic Energy.

7.12. CONTRACTS. Except as set out by attached schedule, Exergetic Energy is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement, other than as provided under this Agreement.

7.13. TITLE. Except as set out by attached schedule, Exergetic Energy has good and marketable title to all the real property and good and valid title to all other property included in the Exergetic Energy Financial Statements. Except as set out in the balance sheet thereof, the properties of Exergetic Energy are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Exergetic Energy.

7.14. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Exergetic Energy for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Exergetic Energy Financial Statements are adequate to cover any such taxes that may be assessed against Exergetic Energy in respect of its business and its operations during the periods covered by the Exergetic Energy Financial Statements and all prior periods.

7.15. NO VIOLATION. The Closing will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Exergetic Energy is subject or by which Exergetic Energy is bound.

8. CONDUCT PENDING THE CLOSING
Exergetic Energy, SSI and the Shareholders covenant that between the date of this Agreement and the Closing as to each of them:

8.1. No change will be made in the charter documents, by-laws, or other corporate documents of SSI.

8.2. SSI will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

8.3 SSI shall have prepared and delivered to the Shareholders and Exergetic Energy the SSI Financial Statements.

8.4. None of the Shareholders listed in exhibit A will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the SSI shares of common stock owned by them.

9. CONDITIONS PRECEDENT TO OBLIGATION OF THE SHAREHOLDERS
The Shareholder's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the Shareholders as appropriate:

9.1. EXERGETIC ENERGY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Exergetic Energy set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

9.2. EXERGETIC ENERGY'S COVENANTS. Exergetic Energy shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

9.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of Exergetic Energy.

9.4. SUPPORTING DOCUMENTS OF EXERGETIC ENERGY. Exergetic Energy shall have delivered to the Shareholders supporting documents in form and substance reasonably satisfactory to the Shareholders, to the effect that:

(a) A good standing certificate from the jurisdiction of Exergetic Energy's state of organization stating that Exergetic Energy is a corporation duly organized, validly existing, and in good standing;
(b) Secretary's certificate stating that Exergetic Energy is authorized capital stock is as set forth herein;
(c) Certified copies of the resolutions of the board of directors of Exergetic Energy authorizing the execution of this Agreement and the consummation hereof;
(d) Secretary's certificate of incumbency of the officers and directors of Exergetic Energy;
(e) Exergetic Energy's Financial Statements; and
(f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

10. CONDITIONS PRECEDENT TO OBLIGATION OF SSI
SSI's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by SSI:

10.1. SHAREHOLDERS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholders set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

10.2. SHAREHOLDERS' COVENANTS. The Shareholders shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

10.3. SSI'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of SSI set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

10.4. SSI'S COVENANTS. SSI shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

10.5. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of SSI.

10.6. SUPPORTING DOCUMENTS OF SSI. SSI shall have delivered to SSI supporting documents in form and substance reasonably satisfactory to SSI, to the effect that:
(a) A certificate from the jurisdiction of SSI’s state of organization stating that SSI is a corporation duly organized, validly existing;
(b) Secretary's certificate stating that SSI is authorized capital stock is as set forth herein;
(c) Copies of the resolutions of the board of directors of SSI authorizing the execution of this Agreement and the consummation hereof;
(d) Secretary's certificate of incumbency of the officers and directors of SSI;
(e) SSI's Financial Statements; and
(f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

11. POST-CLOSING CONDUCT AND COVENANTS.
For the period of two years following the Closing:
(a) Exergetic Energy shall take all reasonable efforts and action necessary for Exergetic Energy to be current under the reporting requirements of the Exchange Act and for Exergetic Energy Shares to remain subject to quotation on the OTC:BB or other national exchanges;
(b) Exergetic Energy will take no action to terminate its registration under Section 12 the Exchange Act;
(c) Exergetic Energy shall utilize the services of a recognized stock transfer agent and shall execute and deliver all necessary and proper documentation to effect in an expeditious manner the transfer of the Exergetic Energy Shares subject to the requirements of the Federal securities laws; and
(d) The Exergetic Energy Shares issued to the Shareholders under this Agreement shall be subject to "piggy-back" registration rights. Exergetic Energy undertakes to include Shareholders Exergetic Energy Shares in any registration statement filed by Exergetic Energy under the Act, if such registration statement shall include any other persons Exergetic Energy Shares for registration and resale, as selling shareholders. If the registration statement under the Act is solely for the purpose of Exergetic Energy issuing and selling its securities to the public ("IPO"), then the Shareholders agree that this piggy-back registration right shall be deferred until selling shareholders shall be included in a registration statement under the Act.

12. TERMINATION.
This Agreement may be terminated by: (i) mutual consent in writing; (ii) Shareholders, SSI or Exergetic Energy if there has been a material misrepresentation or material breach of any warranty or covenant by any other party, or (iii) by any of the Shareholders, SSI or Exergetic Energy if the SEC does not "clear comments" with regard to the Form 8-K or amendment relating to the business combination of SSI and Exergetic Energy as required under the Services Agreement and therefore the Closing shall not have occurred.

13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
The representations and warranties of the Shareholders, SSI and Exergetic Energy set out herein shall survive the Closing.

15. ARBITRATION
15.1. SCOPE. The parties hereby agree that any and all under the terms of this Agreement will be resolved by arbitration before the American Arbitration Association within the County of Wayne,  Michigan.

15.2. CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the sites of the arbitration (and any requests for injunctive or other equitable relief) shall rest in Wayne County, Michigan.  Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

15.3. APPLICABLE LAW. The law applicable to the arbitration and this Agreement shall be that of the State of Michigan, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

15.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

15.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

15.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this Agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this Agreement.

15.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

15.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

15.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, under this Agreement based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief, or rights of affiliates of the Shareholders under a separate securities compliance services agreement or a secured note and pledge agreement executed in connection with the securities compliance services agreement.

15.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this Agreement for any reason.

16. GENERAL PROVISIONS.
16.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

16.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

16.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

16.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to Exergetic Energy, to:
Exergetic Energy LLC.
440 Burroughs, Ste. 386
Detroit, MI 48202

If to SSI, to:
Specialized Services Inc.
P.O. BOX 20842
Ferndale,  Mi  48220

16.5. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan.

16.6. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

16.7. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

16.8. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this Agreement and, as desired, consult with counsel. In the interpretation of this Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

16.9. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon and shall be dated.

16.10. EFFECTIVE DATE. The effective date of this Agreement shall be December 10, 2010.

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AMONG EXERGETIC ENERGY, SSI AND THE SHAREHOLDERS OF SSI IN WITNESS WHEREOF, the parties has executed this Agreement.

EXERGETIC ENERGY, Inc.		Specialized Services Inc

By:	/s/ Clarence B. McCollum	By:	/s/ David Joseph
Clarence B. McCollum, Chairman		David Joseph, Chairman

SHAREHOLDERS OF SSI:

Exhibit A

SSI Shares to be Surrendered	Exergetic Energy Shares to be Issued	Name of Shareholder	Address of Shareholder
131,800 Shares	131,800 Shares	David Joseph	514 NW Dover Ct., Port St. Lucie, Fl 34983
43,400 Shares	43,400 Shares	Christopher Aldridge	23600 Telegraph Rd. Ste 201, Southfield, MI 48033
84,000 Shares	84,000 Shares	Charles D. Davenport, Esq.	2841 Braircliff, Ann Arbor, Mi 48105
58,000 Shares	58,000 Shares	Michael Jackson	900 E. Bunche St., Dothan, Al 36303
43,400 Shares	43,400 Shares	William, Gregory, Smith & Assoc.	23600 Telegraph Rd. Ste. 201, Southfield, MI 48033

Exergetic Energy, Inc.		Specialized Services Inc
By:	/s/ Clarence B. McCollum, Chairman	By:	/s/ David Joseph, Chairman

STOCKHOLDER
By:	/s/

STOCKHOLDER
By:	/s/

STOCKHOLDER
By:	/s/

STOCKHOLDER
By:	/s/